EXHIBIT 12
FLEETBOSTON FINANCIAL CORPORATION
COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
TO FIXED CHARGES AND PREFERRED DIVIDENDS

EXCLUDING INTEREST ON DEPOSITS
(dollars in millions)

	Nine		Three
	months		months
	ended		ended
	Sept. 30,		Sept. 30,		Year ended December 31,

	2001		2001		2000		1999		1998		1997		1996

Earnings:

Income before income taxes	$2,364		$1,235		$6,461		$4,075		$4,444		$4,314		$3,619

Adjustments:

Fixed charges:

Interest on borrowed funds	2,293		638		3,985		3,198		2,569		2,026		1,881

1/3 of rent	82		27		108		127		119		118		114

Preferred dividends	37		9		64		83		96		155		185

Adjusted earnings	$4,776		$1,909		$10,618		$7,483		$7,228		$6,613		$5,799

Fixed charges and preferred dividends	$2,412		$674		$4,157		$3,408		$2,784		$2,299		$2,180

Adjusted earnings/fixed charges	1.98	x	2.83	x	2.55	x	2.20	x	2.60	x	2.88	x	2.66x

INCLUDING INTEREST ON DEPOSITS
(dollars in millions)

	Nine		Three
	months		months
	ended		ended
	Sept. 30,		Sept. 30,		Year ended December 31,

	2001		2001		2000		1999		1998		1997		1996

Earnings:

Income before income taxes	$2,364		$1,235		$6,461		$4,075		$4,444		$4,314		$3,619

Adjustments:

Fixed charges:

Interest on borrowed funds	2,293		638		3,985		3,198		2,569		2,026		1,881

1/3 of rent	82		27		108		127		119		118		114

Interest on deposits	2,874		864		4,512		4,202		4,379		4,021		4,092

Preferred dividends	37		9		64		83		96		155		185

Adjusted earnings	$7,650		$2,773		$15,130		$11,685		$11,607		$10,634		$9,891

Fixed charges and preferred dividends	$5,286		$1,538		$8,669		$7,610		$7,163		$6,320		$6,272

Adjusted earnings/fixed charges	1.45	x	1.80	x	1.75	x	1.54	x	1.62	x	1.68	x	1.58x

EXHIBIT 12 (continued)
FLEETBOSTON FINANCIAL CORPORATION
COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
TO FIXED CHARGES

EXCLUDING INTEREST ON DEPOSITS
(dollars in millions)

	Nine		Three
	months		months
	ended		ended
	Sept. 30,		Sept. 30,		Year ended December 31,

	2001		2001		2000		1999		1998		1997		1996

Earnings:

Income before income taxes	$2,364		$1,235		$6,461		$4,075		$4,444		$4,314		$3,619

Adjustments:

Fixed charges:

Interest on borrowed funds	2,293		638		3,985		3,198		2,569		2,026		1,881

1/3 of rent	82		27		108		127		119		118		114

Adjusted earnings	$4,739		$1,900		$10,554		$7,400		$7,132		$6,458		$5,614

Fixed charges	$2,375		$665		$4,093		$3,325		$2,688		$2,144		$1,995

Adjusted earnings/fixed charges	2.00	x	2.86	x	2.58	x	2.23	x	2.65	x	3.01	x	2.81x

INCLUDING INTEREST ON DEPOSITS
(dollars in millions)

	Nine		Three
	months		months
	ended		ended
	Sept. 30,		Sept. 30,		Year ended December 31,

	2001		2001		2000		1999		1998		1997		1996

Earnings:

Income before income taxes	$2,364		$1,235		$6,461		$4,075		$4,444		$4,314		$3,619

Adjustments:

Fixed charges:

Interest on borrowed funds	2,293		638		3,985		3,198		2,569		2,026		1,881

1/3 of rent	82		27		108		127		119		118		114

Interest on deposits	2,874		864		4,512		4,202		4,379		4,021		4,092

Adjusted earnings	$7,613		$2,764		$15,066		$11,602		$11,511		$10,479		$9,706

Fixed charges	$5,249		$1,529		$8,605		$7,527		$7,067		$6,165		$6,087

Adjusted earnings/fixed charges	1.45	x	1.81	x	1.75	x	1.54	x	1.63	x	1.70	x	1.59	x